Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Board of Directors

INFe Human Resources, Inc. and Subsidiary

New York, NY

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated January 13, 2006, relating to the consolidated financial statements of INFe Human Resources, Inc. and Subsidiary which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

Bagell, Josephs, Levine & Company, L.L.C.

Gibbsboro, NJ 08026

June 26, 2006